RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED SEPTEMBER 8, 2015 AND ACCOMPANYING BASE PROSPECTUS (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM Okapi Partners, LLC, the Information Agent. The Information Agent’s telephone number is (212) 297-0720, (877) 869-0171 (toll free).

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Chanticleer Holdings, Inc.

Subscription Price: $1.35 per Full Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN STANDARD TIME,

ON SEPTEMBER 18, 2015, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder Chanticleer Holdings, Inc., a Delaware corporation, at a subscription price of $[●] per full share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Chanticleer Holdings, Inc.’s Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The number of shares subscribed for pursuant to this Non-Transferable Subscription Rights Certificate is subject to reduction as a result of Tax Attribute Considerations as described in the Prospectus. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Chanticleer Holdings, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Chanticleer Holdings, Inc. and the signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

Securities Transfer Corp.

2591 Dallas Parkway, Suite 102

Frisco, TX 75034

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS				FORM 2-DELIVERY TO DIFFERENT ADDRESS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ___	shares x $1.35	=	$_________	TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
(no. of new shares)	(subscription price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT				FORM 4-SIGNATURE GUARANTEE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock pursuant to your Over-Subscription Right:				This form must be completed if you have completed any portion of Form 2.

I apply for ____	shares x $1.35	=	$_________	Signature
(no. of new shares)	(subscription price)		(amount enclosed)	Guaranteed:
(Name of Bank or Firm)

(c) Total Amount of Payment Enclosed = $________

METHOD OF PAYMENT (CHECK ONE)				By:
(Signature of Officer)
[ ]	Check or bank draft payable to “Securities Transfer Corporation Account P, as Escrow Agent for Chanticleer Holdings, Inc.”

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

[ ]	Wire transfer of immediately available funds directly to the account maintained by Securities Transfer Corporation, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering to Vision Bank – Texas, for credit to for Securities Transfer Corporation Account P, Chanticleer Holdings, Inc., ABA No. 111925472, further credit to Account Number 207290, with reference to the rights holder’s name.

FOR INSTRUCTIONS ON THE USE OF CHANTICLEER HOLDINGS, INC.’S NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE, CONTACT Okapi Partners, LLC, the Information Agent, at (212) 297-0720, (877) 869-0171 (toll free).